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                                                                  EXHIBIT 10.25


                                  AMENDMENT OF
                          AIR-CURE TECHNOLOGIES, INC.
                          DIRECTORS' STOCK OPTION PLAN


     THIS AMENDMENT (the "Amendment") to the AIR-CURE TECHNOLOGIES, INC. (the "Company") Directors' Stock Option Plan (the "Director Plan") is dated July ___, 1996. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Director Plan.

     WHEREAS, the Company desires to make certain clarifying amendments to the Director Plan; and

     WHEREAS, pursuant to Article XI of the Director Plan, the Company is authorized by action of its board of directors to so amend the Director Plan.

     NOW, THEREFORE, the Company hereby amends the Director Plan as follows:

           1. The final sentence of paragraph (a) of Article VI is deleted in its entirety and replaced with the following:

           "Notwithstanding any provision contained herein to the contrary, in the event an Outside Director is elected or appointed to the Board at any time other than at an annual meeting of stockholders, the number of shares subject to the Option required to be granted to such Outside Director on such election or appointment shall be reduced based on the ratio that the number of days that have elapsed since the last annual stockholders meeting to the date of such Outside Director's election or appointment bears to 365 days (such calculation to be rounded to the next higher 1,000 shares).

           2. Except as amended by this Amendment, the Director Plan remains in full force and effect.

     EXECUTED THIS ____ day of July, 1996.


                                          AIR-CURE TECHNOLOGIES, INC.


                                          By: /s/ Mark E. Johnson
                                             -----------------------
                                          Mark E. Johnson, President